Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 7, 2015, among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent and Issuing Bank (the “Administrative Agent”).

RECITALS

A.           Borrower, the Lenders and Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011 (the “Original Credit Agreement”), as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012, as further amended by that certain Second Amendment to Credit Agreement and Assignment, dated as of February 13, 2013, as further amended by that certain Third Amendment to Credit Agreement and Assignment, dated as of May 20, 2013, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of October 14, 2014, and as further amended by that certain Sixth Amendment to Credit Agreement, dated as of January 23, 2015 (the “Sixth Amendment”; and the Original Credit Agreement, as so amended, and as otherwise amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.           Borrower has provided the necessary reserve report information in order for the Administrative Agent and the Lenders to complete the Interim Redetermination of the Borrowing Base contemplated by Section 3 of the Sixth Amendment, and the Administrative Agent and the Lenders have redetermined the Conforming Borrowing Base and the Non-Conforming Borrowing Base as set forth herein.

C.           Borrower has requested certain amendments and modifications to the Credit Agreement with respect to the redetermined Borrowing Base and the next Scheduled Redetermination of the Borrowing Base as set forth herein and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 5 hereof, the Credit Agreement is amended as follows:

A. Section 1.02 – Conforming Borrowing Base.  The definition of “Conforming Borrowing Base” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to provide:

“Conforming Borrowing Base” means (i) from and after the Seventh Amendment Effective Date until otherwise redetermined in accordance with the provisions of Section 2.07, the amount set forth in Section 2.07(a), and (ii) thereafter the amount determined from time to time in accordance with Section 2.07 to be the Conforming Borrowing Base.  For the avoidance of doubt, on and after the Non-Conforming Borrowing Base Termination Date, the Non-Conforming Borrowing Base shall be reduced to $0 and the Borrowing Base shall equal the Conforming Borrowing Base then in effect.

B. Section 1.02 – Non-Conforming Borrowing Base.  The definition of “Non-Conforming Borrowing Base” in Section 1.02 of the Credit Agreement is hereby amended by deleting the reference to “$4,500,000” therein and inserting “$3,000,000” in place thereof.

C. Section 1.02 – Non-Conforming Borrowing Base Termination Date.  The definition of “Non-Conforming Borrowing Base Termination Date” in Section 1.02 of the Credit Agreement is hereby amended by deleting the reference to “October 15, 2014” therein and inserting “September 1, 2015” in place thereof.

D. Section 1.02 – Seventh Amendment and Seventh Amendment Effective Date.  The following new definitions are added to Section 1.02 of the Credit Agreement in proper alphabetical order:

“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement dated as of April 7, 2015, among the parties thereto, which amends this Agreement.

“Seventh Amendment Effective Date” means the first date on which the Seventh Amendment becomes effective in accordance with its terms.

E. Section 2.07(a).  Section 2.07(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(a)           Initial Borrowing Base.  On the Seventh Amendment Effective Date, the Borrowing Base shall be an amount equal to $36,000,000, which shall consist of the Conforming Borrowing Base in an amount equal to $33,000,000 and the Non-Conforming Borrowing Base in an amount equal to $3,000,000, and which Borrowing Base shall remain in effect until the Conforming Borrowing Base (or the Borrowing Base) is redetermined or the Non-Conforming Borrowing Base is reduced, in each case, in accordance with this Agreement.”

3. Redetermination of the Borrowing Base.  Effective as of the Amendment Effective Date, until the next redetermination of the Borrowing Base in accordance with the provisions of Section 2.07 of the Credit Agreement (as modified by Section 4 of this Amendment), the Conforming Borrowing Base shall be $33,000,000 and the Non-Conforming Borrowing Base shall be $3,000,000.  Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the February 1, 2015 Interim Redetermination contemplated under Section 3 of the Sixth Amendment.

4. Scheduled Redetermination of Borrowing Base for Spring 2015.  Notwithstanding anything to the contrary in the Credit Agreement (including Section 2.07(b) or Section 8.12 of the Credit Agreement), the parties hereto agree that the Scheduled Redetermination of the Borrowing Base for the spring 2015 shall be delayed until on or about June 15, 2015, and implemented as follows:  (a) the Reserve Report otherwise due February 28, 2015, and any other related certificates or Engineering Reports shall be delivered the Administrative Agent on or before May 15, 2015; (b) the Administrative Agent shall deliver notice of the proposed redetermined Borrowing Base (or Conforming Borrowing Base and proposed Non-Conforming Borrowing Base) with respect to the Scheduled Redetermination for the spring 2015 (which would otherwise be delivered to the Lenders on or before April 15, 2015) on or before May 31, 2015; and (c) the redetermined Borrowing Base (which would otherwise be effective on or about May 1, 2015) shall become effective on or about June 15, 2015.  Except for the contemplated delay in the Scheduled Redetermination of the Borrowing Base for the spring 2015, each of the provisions of the Credit Agreement with respect to any Scheduled Redetermination of the Borrowing Base shall otherwise apply in the same manner as otherwise provided in the Credit Agreement.

5. Conditions Precedent.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied

A. Seventh Amendment to Credit Agreement.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and each Lender.

B. Fees and Expenses. The Administrative Agent shall have received (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents in connection herewith and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.

C. Representations and Warranties; No Defaults.  The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

6. Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) Borrower has full power and authority to execute this Amendment and the other documents executed in connection herewith and this Amendment and such other documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof.  In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

7. No Further Amendments.  Except as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8. Acknowledgments and Agreements.  Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.  Borrower, Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect.  Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment.  Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

9. Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver of the Specified Default), or (b) to prejudice any right or rights which Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

10. Confirmation of Security.  Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Amendment.

11. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12. Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

13. Entirety, Etc.  This Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By:	/s/ Kirk Sprunger
Name:	Kirk Sprunger
Title:	Secretary and Treasurer

ADMINISTRATIVE AGENT, ISSUING BANK
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Elena Robciuc
Name:	Elena Robciuc
Title:	Managing Director

LENDER:

ONEWEST BANK, FSB

By:	/s/ Whitney Randolph
Name:	Whitney Randolph
Title:	Senior Vice President

LENDER:

LEGACYTEXAS BANK (successor to Viewpoint Bank, N.A.)

By:	/s/ David Carter
Name:	David Carter
Title:	Vice President

THE GUARANTORS HEREBY CONSENT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS AMENDMENT BY THE BORROWER.

THE YUMA COMPANIES, INC.

By:	/s/ Kirk Sprunger
Name:	Kirk Sprunger
Title:	Chief Financial Officer, Corporate Secretary and Treasurer

PYRAMID OIL LLC

By:	/s/ Kirk Sprunger
Name:	Kirk Sprunger
Title:	Chief Financial Officer, Secretary and Treasurer